Exhibit 10.1










                                CREDIT AGREEMENT


                                 BY AND BETWEEN


                          MRC RECEIVABLES CORPORATION,
                                   AS BORROWER


                                       AND


                            CFSC CAPITAL CORP. VIII,
                                   AS LENDER,


                          DATED AS OF DECEMBER 20, 2000
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                                CREDIT AGREEMENT

          This Credit Agreement (this "AGREEMENT") is made as of December 20, 2000, by and between MRC RECEIVABLES CORPORATION, a Delaware corporation (the "BORROWER") and CFSC CAPITAL CORP. VIII, a Delaware corporation (the "LENDER").

                                    RECITALS

          WHEREAS, the Borrower may from time to time wish to purchase a pool or pools of assets, which assets include charged off credit card accounts and other delinquent or deficiency consumer obligations.

          WHEREAS, the Borrower has requested that the Lender consider making loans to the Borrower from time to time to finance a portion of the purchase price to be paid by the Borrower for such pools of assets.

          WHEREAS, the Lender has agreed to consider making such financing available to the Borrower pursuant to the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Lender and the Borrower hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in the PREAMBLE hereto have the meanings therein assigned to them;

          (b) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d) all accounting terms, unless otherwise specified, shall be deemed to refer to Persons and their subsidiaries on a consolidated basis in accordance with GAAP; and
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          (e) "including" shall mean including but not limited to; "from",  when used with respect to a period of time, shall mean from and including; and "to", when used with respect to a period of time, shall mean to and including; and

          (f) if any action or event is to occur on a day that is not a Business Day, then such action or event shall occur on the first Business Day occurring thereafter.

          "ACCEPTED  BORROWING  REQUEST"  shall  have the  meaning  set forth in
SECTION 2.1(B).

          "ACCOUNT" means an obligation of an Obligor to pay money, whether under a credit card arrangement, open account balance, installment sales or payment agreement, deferred payment contract or any other arrangement whatsoever, as set forth and described in a Purchase Agreement, and all unpaid balances due from the Obligors with respect to such obligations, together with all documents evidencing such Obligors' agreement to make payment of such unpaid balances, including without limitation each credit card application or agreement, and each promissory note, loan agreement, receivable, chattel paper, payment agreement, contract, installment sales agreement or other obligation or promise to pay of an Obligor, all as described and referred to in a Purchase Agreement.

          "AFFILIATED PARTY" means a Person which is related to, affiliated with or controlled by, or under common control with, or common ownership of, the Borrower, the Servicer or MCM Capital Group.

          "AGREEMENT" means this Credit Agreement and all exhibits thereto, as the same may be amended or restated from time to time.

          "ASSET" shall mean, with respect to an Asset Pool, each Account and any property or other right obtained by the Borrower in connection with collection of any such Account or in substitution therefor, all of which constituting a part of the Asset Pool into which such Account was initially delivered.

          "ASSET POOL" shall mean all Accounts and other Assets described in a Borrowing Request or an Accepted Borrowing Request, as the context may require, together with (a) each and every Asset obtained in replacement or satisfaction of or substitution for, any such Account so purchased, (b) each and every item of property obtained by the Borrower as a result of its collection activities with respect to any such Account, (c) each and every item of collateral or security, including all security interests, liens, guarantees and other interests securing payment of any Account, and all other rights and interests of the Borrower with respect to each Account, (d) each judgment rendered against an Obligor in respect of an Account, together with all lien rights related thereto,
(e) Asset Pool Proceeds derived from or paid or payable with respect thereto, together with any and all earnings thereon and (f) each and every other right, claim and interest associated therewith.

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          "ASSET POOL EQUITY  CONTRIBUTION"  shall  mean,  with  respect to each
Asset Pool, that portion of the Total Cost of an Asset Pool not funded with proceeds of a Loan, which, unless otherwise approved by the Lender in an Approved Borrowing Request, shall in no event be less than ten percent (10%) of such Total Cost.

          "ASSET POOL PROCEEDS" shall mean, with respect to an Asset Pool, any and all monies, payments, revenues, income, receipts, collections, recoveries and other proceeds or assets, representing collected available funds, net of checks returned for insufficient funds, received or otherwise recovered on or with respect to Assets in such Asset Pool (net of Permitted Third-Party Costs and Permitted Third-Party Fees retained by Permitted Third Parties out of collections received by such Permitted Third Parties) including (without limitation) (a) payments of principal, interest, fees, late charges, insufficient funds charges, guaranty payments and any interest thereon, credit insurance payments and other cash receipts on account of any Asset in such Asset Pool, (b) interest on the Collateral Account or any other account created in connection herewith, (c) court-awarded legal fees and expenses, court-awarded reimbursement of fees, costs and expenses, (d) legal fees, credit insurance costs, guaranty fees and other amounts recovered on account of any Asset in such Asset Pool, to the extent the obligation giving rise thereto has previously been paid or is otherwise not due and payable with any such receipts, (e) settlements, compromises, liquidations, foreclosure proceeds, dispositions, sales, transfers or other proceeds, whether cash or otherwise, received as a result of or in any way in connection with collection activities related to any Asset or in connection with the sale, transfer or disposition of any Asset constituting a part of such Asset Pool, (f) payments, fees, rebates, refunds, commissions, kickbacks, rakeoffs, discounts, deductions, whether cash or otherwise, received by Borrower, or any Affiliated Party, as a result of or in any way in connection with collection activities related to any Asset or in connection with the sale, disposition or transfer of any Asset constituting a part of such Asset Pool, and (g) proceeds from the sale of Accounts pursuant to
SECTION 3.4 of this Agreement.

          "ASSET POOL SELLER" shall mean, with respect to an Asset Pool, the party described in a Borrowing Request which has agreed to sell a specified Asset Pool to the Borrower pursuant to the terms and conditions of a Purchase Agreement.

          "ASSET  POOL  SHORTFALL  AMOUNT"  shall have the  meaning set forth in
SECTION 2.9.

          "BANKRUPT ACCOUNT" means any Account the Obligor of which is subject to (i) a petition filed under the United States Bankruptcy Code by or against such Obligor, (ii) a decree or order for relief in a bankruptcy, insolvency, readjustment of debt or similar proceeding enforced by a court of supervising authority having jurisdiction in respect of such Obligor, or (iii) the appointment of a trustee in bankruptcy, conservator or receiver for such Obligor in any bankruptcy, insolvency, readjustment of debt or similar proceeding.

          "BASE RATE" shall mean the rate of interest published from time to time as the "prime rate" in the WALL STREET JOURNAL under the heading MONEY RATES, with each change in the base rate becoming effective on the corresponding

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day any change in such "prime rate" is so published; provided, however, that (i)
if more that one such "prime rate" is published therein, the base rate shall be the highest such rate and (ii) if the "prime rate" is no longer published therein, the base rate shall be a substantially comparable index selected by the Lender in its reasonable discretion.

          "BORROWER" shall have the meaning specified in the PREAMBLE.

          "BORROWING DATE" shall have the meaning specified in SECTION 2.1(D).

          "BORROWING  REQUEST"  shall  have the  meaning  set  forth in  SECTION
2.1(A).

          "BULK TRANSFER" shall have the meaning set forth in SECTION 3.4.

          "BULK  TRANSFER  CONSENT  REQUEST" shall have the meaning set forth in
SECTION 3.4.

          "BUSINESS DAY" shall mean any day other than (a) a Saturday or Sunday and (b) a day on which banking institutions in the states of California or Minnesota are authorized or obligated by law, executive order or governmental decree to be closed.

          "CHANGE OF CONTROL" shall mean any event,  circumstance  or occurrence
(i) that results in MCM Capital Group holding and owning less than one hundred percent (100%) of the issued and outstanding equity interests in the Borrower or
(ii) that results in MCM Capital Group holding and owning less than one hundred percent (100%) of the issued and outstanding equity interests in the Servicer.

          "CHANGE OF KEY MANAGEMENT" shall mean (i) Carl C. Gregory III shall cease to be the Chief Executive Officer of MCM Capital Group, the Servicer or the Borrower, (ii) James Brandon Black shall cease to be the Executive Vice President of MCM Capital Group, the Servicer or the Borrower, or (iii) Carl C. Gregory III or James Brandon Black shall cease to be active in the day-to-day management of MCM Capital Group, the Servicer or the Borrower.

          "CLOSING DATE" shall mean the date on which all of the conditions precedent in SECTION 4.1 have been satisfied.

          "COLLATERAL ACCOUNT" shall mean a collateral account opened and maintained by the Collateral Agent, for the benefit of the Lender, pursuant to the Collateral Account Agreement.

          "COLLATERAL ACCOUNT AGREEMENT" shall mean the Collateral Account Agreement by and among the Borrower, the Servicer, the Lender and the Collateral Agent as to the deposit of Asset Pool Proceeds to the Collateral Account, as the same may be amended or restated from time to time.

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          "COLLATERAL  AGENT" shall  initially mean Wells Fargo Bank  Minnesota,
National Association, and if thereafter replaced, shall mean any replacement or permitted successor or assignee thereof pursuant to the Collateral Account Agreement.

          "CONTINGENT PAYMENT" shall mean, with respect to each Asset Pool, a payment in an amount equal to the amount determined by multiplying the Contingent Payment Percentage and the amount of all remaining Asset Pool Proceeds generated from Assets in such Asset Pool for a Distribution Period after the payments contemplated in SECTION 2.8(A) through SECTION 2.8(J) for such Distribution Period have been made with respect to such Asset Pool.

          "CONTINGENT PAYMENT PERCENTAGE" shall have the meaning specified on EXHIBIT E attached hereto.

          "DEFAULT" shall mean an event that, with giving of notice or passage of the grace period (if any) or both, would constitute an Event of Default.

          "DEFAULT RATE" shall have the meaning set forth in SECTION 2.3(B).

          "DISTRIBUTION DATE" shall mean, with respect to an Asset Pool, each Friday commencing on the second Friday occurring more than five (5) Business Days following the Borrowing Date for such Asset Pool and each Friday thereafter until all Assets constituting a part of such Asset Pool have been collected, sold, abandoned or otherwise disposed of pursuant to the terms of this Agreement or otherwise to the satisfaction of the Borrower and the Lender.

          "DISTRIBUTION PERIOD" shall mean, with respect to each Distribution Date, the period of time commencing with the Friday occurring two (2) weeks prior to the applicable Distribution Date and ending on the Thursday first occurring after such Friday; PROVIDED, HOWEVER, with respect to an Asset Pool, the initial Distribution Period shall mean the period of time commencing with the Borrowing Date and ending on the second Friday occurring after such Borrowing Date.

          "DISTRIBUTION REPORT" shall mean, with respect to a Distribution Period, a report setting forth, by Asset Pool, the Asset Pool Proceeds, Servicing Fees, outstanding balances of Loans, Permitted Third-Party Costs and Permitted Third-Party Fees netted from Asset Pool Proceeds by Permitted Third Parties, NAN Net Negative Permitted Third-Party Costs, and other relevant information to determine the use and application of Asset Pool Proceeds during such Distribution Period.

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          "DISTRIBUTION  REPORT DATE" shall mean, with respect to a Distribution
Date, the second Business Day immediately preceding such Distribution Date.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "EQUITY RETURN" shall mean, with respect to the Borrower's Asset Pool Equity Contribution in an Asset Pool, as to the applicable Distribution Period, an annual rate equal to the Weighted Average Interest Rate (exclusive of any default increment added to the interest payable to the Lender with respect to the Loans under SECTION 2.3(B)).

          "EVENT OF DEFAULT" shall have the meaning specified in SECTION 8.1.

          "EXCLUSIVITY AGREEMENT" means that certain letter agreement, dated as of the Closing Date, among the Lender, the Borrower, the Servicer and MCM Capital Group as to the Lender's exclusive right to finance certain Assets acquired by the Borrower, the Servicer, MCM Capital Group and/or affiliated parties (as defined in the Exclusivity Agreement), subject to the terms and conditions contained therein.

          "EXCLUSIVITY PERIOD" shall have the meaning given such term in the Exclusivity Agreement.

          "FACILITY" shall mean the Lender's willingness to consider making loans to the Borrower in the sole discretion of the Lender on a revolving basis in an aggregate outstanding amount of up to $75,000,000 or such higher amount as the Lender shall determine in its sole discretion, pursuant to the terms and conditions of this Agreement.

          "FACILITY TERMINATION DATE" shall mean December 31, 2004.

          "FLOATING RATE" shall have the meaning specified on EXHIBIT E attached hereto.

          "FORWARD FLOW PURCHASE  AGREEMENT" shall have the meaning specified in
SECTION 2.1(C).

          "GAAP" shall mean generally accepted accounting principles.

          "INDEMNITEES" shall have the meaning specified in SECTION 9.6.

          "LENDER" shall have the meaning specified in the PREAMBLE.

          "LENDER'S PARENT CORPORATION" has the meaning specified in EXHIBIT F.

          "LOAN" shall mean, with respect to an Asset Pool, the loan made by the Lender to the Borrower pursuant to SECTION 2.1.

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          "LOAN COLLATERAL" shall have the meaning set forth in SECTION 3.1.

          "LOAN COSTS" shall mean those out-of-pocket payments, costs and expenses paid or incurred by the Lender pursuant to SECTION 9.5(B).

          "LOAN DOCUMENTS" shall mean this Agreement, the Security Agreement, the Collateral Account Agreement, the Servicing Agreement, the Exclusivity Agreement, the Accepted Borrowing Requests, and, as and when issued, each Note and any other instrument, document or agreement entered into by the Borrower or the Servicer for the benefit of the Lender to evidence or secure any Loan, in each case as amended, supplemented or modified with the consent of the Lender from time to time.

          "LOAN MATURITY DATE" shall mean, with respect to a Loan, the final maturity date specified in the Note evidencing the Borrower's obligation to repay such Loan, which in no event shall be later than twenty-seven (27) months after the Borrowing Date with respect to such Loan.

          "MCM CAPITAL GROUP" shall mean MCM Capital Group, Inc, a Delaware corporation, which is the parent corporation of the Borrower and the Servicer and which is a publicly traded company.

          "MIDLAND CREDIT" shall mean Midland Credit Management, Inc., a Kansas corporation.

          "NAN NET NEGATIVE PERMITTED THIRD-PARTY COSTS" shall mean, with respect to an Asset Pool, the amount of Permitted Third-Party Costs expended with respect to the Assets in such Asset Pool which have been paid from sources other than collections arising from the Assets in such Asset Pool and which have not been previously reimbursed through distributions of NAN Net Negative Permitted Third-Party Costs in accordance with the provisions of SECTION 2.8.

          "NATIONAL ATTORNEY NETWORK" shall mean the National Attorney Network, a division of TSYS Total Debt Management, Inc.

          "NOTE" shall mean, with respect to an Asset Pool, the promissory note of the Borrower payable to the order of the Lender, as described in SECTION 2.2, evidencing a Loan made by the Lender with respect to such Asset Pool pursuant to
SECTION 2.1, including all replacements, extensions, amendments, restatements and substitutions therefor.

          "OBLIGOR" shall mean the customer, obligor, maker, borrower or other party primarily obligated to pay an Account.

          "PERMITTED RELEASE VALUE" shall have the meaning set forth in SECTION 3.4.

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          "PERMITTED SALE" shall have the meaning set forth in SECTION 3.4.

          "PERMITTED SALE OF A BANKRUPT ACCOUNT" shall have the meaning set forth in SECTION 3.4.

          "PERMITTED THIRD PARTY" means (i) any member of the National Attorney Network, and (ii) any other Person that the Lender has agreed in writing to be a Permitted Third Party.

          "PERMITTED THIRD-PARTY COSTS" shall mean all out-of-pocket costs and expenses incurred by a Permitted Third Party retained or otherwise engaged by the Servicer in connection with collection actions or proceedings related to the enforcement or collection of any Account, which may be retained by such Permitted Third Party solely out of collections collected by such Permitted Third Party.

          "PERMITTED THIRD-PARTY FEES" shall mean, with respect to an Asset Pool, the amount of any fees or compensation paid or owed to a Permitted Third Party retained or otherwise engaged by the Servicer under fee or compensation arrangements that are contingent upon, and determined by referenced to, the amounts recovered in respect of the related Accounts, which may be retained by such Permitted Third Party solely out of collections collected by such Permitted Third Party.

          "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PLAN" shall mean an employee benefit plan or other plan maintained for employees and covered by Title IV of ERISA.

          "PROJECTED  ACCRUAL  SCHEDULE"  shall  have the  meaning  set forth in
SECTION 2.1(A).

          "PURCHASE AGREEMENT" shall mean the asset or account purchase and sale agreement by and between the Borrower and an Asset Pool Seller pursuant to which such Asset Pool Seller agrees to sell (i) a specified Asset Pool to the Borrower for a specified purchase price, or (ii) a number of Asset Pools to the Borrower pursuant to a Forward Flow Purchase Agreement.

          "PURCHASE EXPENSES" shall mean, with respect to an Asset Pool, the lesser of (a) the maximum estimated expenses to be incurred in connection with the purchase of an Asset Pool, as set forth in the related Accepted Borrowing Request, or (b) the sum of (i) any brokers' fees incurred in connection with acquisition of an Asset Pool, not to exceed one percent (1%) (or such higher percentage as the Lender, in its sole discretion, shall agree to in writing) of

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the proposed purchase price for such Asset Pool and (ii) the out-of-pocket legal costs and expenses incurred by the Borrower and the Lender in connection with the negotiation, preparation and consummation of the related Purchase Agreement, the closing of the purchase by the Borrower of such Asset Pool and the making of the Loan or Loans secured by such Asset Pool and (iii) out-of-pocket costs and expenses incurred by the Borrower in connection with its due diligence and analysis investigation of the Asset Pool, but only to the extent an estimate of such costs and expenses were disclosed in the Accepted Borrowing Request.

          "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as of the Closing Date, between MCM Capital Group and the Lender, as the same may be amended or restated from time to time.

          "REPORTABLE EVENT" shall have the meaning assigned to that term in Title IV of ERISA.

          "RE-WRITE NOTE" shall mean a promissory note issued by an Obligor in favor of the Borrower in replacement or settlement of the Account of such Obligor.

          "SECURITY AGREEMENT" shall mean the Security Agreement, dated as of the Closing Date, from the Borrower to the Lender pursuant to which the Borrower grants to the Lender a security interest in, among other things, all Loan Collateral to secure payment of the Loans and other obligations hereunder, as the same may be amended or restated from time to time.

          "SERVICER" shall initially mean Midland Credit, and, if thereafter replaced, shall mean any replacement servicer or any permitted successor or assign thereof; PROVIDED, HOWEVER, that all representations, warranties, covenants and financial information and defaults with respect to the Servicer in this Agreement shall be applicable only to Midland Credit, as Servicer, and not to a replacement servicer engaged by the Lender pursuant to the terms of this Agreement.

          "SERVICER'S COLLECTION ACCOUNT" shall mean account #4496-809732 maintained by the Servicer with Wells Fargo Bank, National Association, or such other collection account as may be approved in writing from time to time by the Lender, which account the Servicer shall use solely for receipt of collections, and if Midland Credit is replaced as Servicer, such other collection account as may be approved in writing from time to time by the Lender.

          "SERVICER'S LOCKBOX" shall mean the lockbox maintained by the Servicer with Wells Fargo Bank, National Association, or such other lockbox as may be approved in writing from time to time by the Lender, and if Midland Credit is replaced as Servicer, such other lockbox with such other financial institution as may be approved in writing from time to time by the Lender.

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          "SERVICING AGREEMENT" shall mean the Servicing Agreement,  dated as of the Closing Date, by and among the Borrower, the Servicer and the Lender, as the same may be amended or restated from time to time, and if Midland Credit is replaced as Servicer, any servicing agreement entered into between the Lender and such replacement servicer, as the same may be amended or restated from time to time.

          "SERVICING FEE" shall mean, with respect to an Asset Pool, the fee payable to the Servicer for services rendered in connection with the collection of the Assets constituting a part of such Asset Pool, as determined in accordance with the Servicing Agreement.

          "SUBSIDIARY" shall mean, with respect to any Person, (i) any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries, or by one or more other Subsidiaries, (ii) any partnership of which 50% or more of the partnership interests therein are directly or indirectly owned by such Person, by such Person and one or more other
Subsidiaries, or by one or more other Subsidiaries, and (iii) any limited liability company or other form of business organization the effective control of which is held by such Person, such Person and one or more other Subsidiaries, or by one or more other Subsidiaries.

          "TERMINATION EVENT" shall have the meaning set forth in SECTION 6.1 of the Servicing Agreement.

          "TEST PERIOD" shall mean, with respect to an Asset Pool, a period commencing on the Borrowing Date for such Asset Pool and continuing through and including (i) if the Borrowing Date was on or before the tenth (10th) day of a calendar month, the last Distribution Date occurring in the calendar month in which the Borrowing Date occurred, and (ii) if the Borrowing Date was after the tenth (10th) day of a month, the last Distribution Date occurring in the next occurring month; and in either event thereafter each period commencing on the first day occurring after the previous Test Period and continuing through the last Distribution Date occurring in the next occurring calendar month (unless otherwise agreed to in writing by the Lender and the Borrower) until all Assets constituting a part of such Asset Pool have been collected, sold, abandoned or otherwise disposed of to the satisfaction of the Borrower and the Lender.

          "TEST REPORT" shall have the meaning set forth in SECTION 6.1(D).

          "TOTAL COST" shall mean, with respect to an Asset Pool, an amount equal to the sum of (a) the price actually paid by the Borrower to purchase such Asset Pool pursuant to the related Purchase Agreement (which in no event shall be greater than the purchase price (and closing adjustments) with respect

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thereto approved by the Lender in the Accepted  Borrowing Request for such Asset
Pool) and (b) all Purchase Expenses actually incurred by the Borrower or the Lender in connection with consummation of such purchase by the Borrower, or making of the Loan to finance such purchase.

          "UCC" means the Uniform Commercial Code as in effect from time to time in Minnesota or in any state whose laws are held to govern the creation, perfection or foreclosure of any security interest granted pursuant to the Security Agreement.

          "WARRANT AGREEMENT" shall mean the Warrant Agreement, dated as of the Closing Date, between MCM Capital Group and the Lender, as the same may be amended or restated from time to time.

          "WARRANT DOCUMENTS" shall mean, collectively, the Warrant Agreement, the Registration Rights Agreement and the Warrants.

          "WARRANTS" shall mean the Warrants issued pursuant to the Warrant Agreement.

          "WEIGHTED  AVERAGE INTEREST RATE" shall have the meaning  specified in
SECTION 2.4(A).

                                   ARTICLE II

                                 LOAN FACILITIES

          SECTION 2.1 LOANS TO PURCHASE ASSET POOLS.

          (a) REQUESTS FOR BORROWING. From time to time during the period from the Closing Date to and including the Facility Termination Date, the Borrower may present to the Lender written information describing a particular Asset Pool (i) with respect to which the Borrower intends to submit an offer to purchase and (ii) requesting that the Lender make a Loan to the Borrower to finance ninety percent (90%) of the Total Cost of such Asset Pool. Each such request for a Loan hereunder shall be in substantially the form of EXHIBIT A hereto (each a "BORROWING REQUEST"), and shall be accompanied by the relevant bid package (including the proposed Purchase Agreement to be entered into if the Borrower is the successful bidder for such Asset Pool; PROVIDED, HOWEVER, if the Purchase Agreement is a Forward Flow Purchase Agreement, the proposed Purchase Agreement shall be provided to the Lender with respect to the first Borrowing Request related to such Forward Flow Purchase Agreement), all material information known to the Borrower regarding the Accounts comprising such Asset Pool, the proposed Servicing Fee for collection of such Accounts, projections of the Borrower's anticipated recoveries, cash flows and net returns to be obtained upon collection of such Accounts, a

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
     projection of the combined interest and Contingent Payments to be paid to the Lender over the expected term of such Asset Pool as contemplated in Treasury Regulation ss. 1.1275-4(b), which projection shall constitute the accrual for federal income tax purposes, of the Borrower's interest deductions and the Lender's interest income with respect to such Asset Pool (the "PROJECTED ACCRUAL SCHEDULE"). Within three (3) Business Days after the Lender's receipt of a Borrowing Request and such related items from the Borrower, the Lender shall accept the Borrowing Request, reject the Borrowing Request, request one or more changes to the Borrowing Request or request additional information reasonably related to the Borrowing Request. If the Lender has requested one or more changes to a Borrowing Request, the Borrower shall either, in the Borrower's sole discretion, (i) promptly respond to the Lender's request by either incorporating all or part of such requested change or changes into the Borrowing Request, or (ii) promptly provide a written refusal to incorporate such change or changes as requested by the Lender. If the Lender has requested additional information reasonably related to the Borrowing Request, the Borrower shall either, in the Borrower's sole discretion, (i) promptly respond to the Lender's request by providing all or part of such additional information to the Lender, or (ii) promptly provide written notice to the Lender that such requested additional information is not available to Borrower and cannot be obtained or prepared by reasonable efforts by the Borrower. Within two (2) Business Days after the Lender's receipt of the Borrower's written response to the Lender's request for one or more changes to the Borrowing Request or for additional information reasonably related to a Borrowing Request, the
     Lender shall, in its sole discretion, accept or reject such Borrowing Request. The Lender's failure to either (i) accept or reject a Borrowing Request within the above-described period of three (3) Business Days (or within the above-described extended period in the event one or more changes to a Borrowing Request is requested by the Lender or additional information is reasonably requested by the Lender) or (ii) request changes or additional information pursuant to this SECTION 2.1(A) within the above-described period of three (3) Business Days, shall be deemed a rejection of the Borrowing Request by the Lender. Notwithstanding anything in the foregoing to the contrary, the Lender's decision to accept or reject a Borrowing Request (other than a Borrowing Request for a second or subsequent one (1) month period under a Forward Flow Purchase Agreement which is addressed in SECTION 2.1(C)) shall be in the Lender's sole and absolute discretion and the Lender may decline any Borrowing Request for any reason (or no reason), without notification, justification or explanation, and without regard to whether or not the Lender has given any prior indication of interest or oral approval with respect to the specified Asset Pool. The Borrower and the Lender contemplate that the Borrower shall present to the Lender Borrowing Requests for Assets Pools which will generally produce a ratio of Asset Pool Proceeds collected to Total Cost, assuming a forty-eight (48) month collection period, of not less than 2 to 1.

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
          (b) ACCEPTANCE OF BORROWING REQUEST. Any acceptance of a Borrowing Request shall be evidenced by the Lender's execution and return to the Borrower of such Borrowing Request (each an "ACCEPTED BORROWING REQUEST"). An Accepted Borrowing Request delivered to the Borrower by the Lender shall constitute the Lender's commitment, subject to satisfaction of all of the conditions in SECTIONS 4.2 and 4.3 of this Agreement, to make a Loan to the Borrower to fund a specified percentage of the Total Cost of the Asset Pool, as set forth in such Accepted Borrowing Request. An Accepted Borrowing Request shall expire and shall have no further force or effect if
     (i) the Borrower is not the successful bidder for the specified Asset Pool at a purchase price which is not in excess of the anticipated purchase price described in such Borrowing Request, (ii) the Borrower does not consummate its purchase of such Asset Pool pursuant to the terms and conditions of the related Purchase Agreement and as contemplated in the related Accepted Borrowing Request within thirty (30) calendar days following issuance of the Accepted Borrowing Request by the Lender (unless
     (A) such period of time is extended in writing by the Lender or (B) the Asset Pool Seller has unilaterally extended the closing date for purchase of an Asset Pool and the Borrower is unable to contest any such extension) or (iii) a Default or Event of Default shall then exist under this Agreement and shall not have been waived in writing by the Lender.

          (c) ADDITIONAL PROVISIONS RELATING TO ACCOUNTS AND OTHER ASSETS PURCHASED UNDER FORWARD FLOW PURCHASE AGREEMENTS. The Borrower and the Lender contemplate that certain of the Purchase Agreements will provide for the purchase by the Borrower from an Asset Pool Seller of Accounts and other Assets on a periodic basis for a specified period of time (for example, the monthly purchase of Accounts and other Assets during a specified period of time) (each such Purchase Agreement is herein called a "FORWARD FLOW PURCHASE AGREEMENT"). If the Borrower requests, the Lender will consider financing Accounts and other Assets to be purchased by the Borrower during a period of six (6) consecutive months or less (or such longer period as the Lender shall agree to consider) under a Forward Flow Purchase Agreement. In connection with a Forward Flow Purchase Agreement, the Borrower shall submit to the Lender a separate Borrowing Request for Assets to be purchased during the next one (1) month period under such Forward Flow Purchase Agreement, and if, pursuant to this SECTION 2.1(C), the Lender approves such purchase in the applicable Accepted Borrowing Request, then the Accounts and other Assets to be purchased in such one (1) month period under such Forward Flow Purchase Agreement shall constitute a single Asset Pool for all purposes of this Agreement and the other Loan Documents. In connection with the Borrowing Request for the first one (1) month period under a Forward Flow Purchase Agreement, the Borrower shall include with such Borrowing Request, in addition to the items required under SECTION 2.1(A) with a Borrowing Request, a detailed description of the number of months during which Assets are to be purchased under such Forward Flow Purchase Agreement, the purchase price and maximum amount of Assets to be purchased in each such month under such Forward Flow Purchase Agreement and a description of the quality and characteristics of the Assets to be purchased during each month under such Forward Flow Purchase Agreement. In connection with the Borrowing Request for the second or any subsequent one (1) month periods under a Forward Flow Purchase Agreement, the Borrower shall include with such Borrowing Request such information as the Lender shall reasonably require to confirm that the purchase price and amount of the Assets being purchased during such month are consistent with the purchase price and the maximum amount specified for such month in the first Borrowing Request related to such Forward Flow Purchase Agreement and to confirm that the quality and characteristics of the Assets to be purchased during such month are consistent with the description of the quality and characteristics of Assets purchased in the first Borrowing Request related to such Forward Flow Purchase Agreement and to confirm the consistency of other matters in the Borrowing Request for such month are consistent with other matters set forth in the Borrowing Request related to the first month under such Forward Flow Purchase Agreement. So long as no Default or Event of Default exists and so long as the Assets to be purchased in such second or subsequent one (1) month period under such Forward Flow Purchase Agreement are consistent with the purchase price, amount, quality and characteristics and other matters set forth in the Borrowing Request related to the first month under such Forward Flow Purchase Agreement, the Lender shall approve the Borrowing Request for such second or subsequent month pursuant to an Accepted Borrowing Request. Each Loan made by the Lender with respect to an Asset Pool purchased under a Forward Flow Purchase Agreement shall be (i) subject to the conditions of
     SECTION 4.2 and SECTION 4.3, and (ii) made in a single advance in accordance with the general funding procedures provided in Section 2.1(d).

          (d) GENERAL FUNDING PROCEDURES. The Borrower shall provide the Lender with not less than one (1) Business Days prior written notice of the scheduled closing date for purchase of an Asset Pool described in an Accepted Borrowing Request and shall request funding of the related Loan on or after such closing date (each a "BORROWING DATE"). Prior to (and as an additional condition to) the Lender funding the Loan, the Borrower shall transfer to the Lender the Borrower's Asset Pool Equity Contribution for the related Asset Pool, net of all Purchase Expenses paid or incurred by the Borrower. Upon receipt by the Lender of such funds from the Borrower and upon satisfaction of all of the conditions set forth in SECTIONS 4.2 and 4.3 of this Agreement, the Lender shall make the Loan to the Borrower as specified in the related Accepted Borrowing Request by transferring the amount of the Loan, together with the Borrower's Asset Pool Equity Contribution received by the Lender, to the Asset Pool Seller in purchase of the related Asset Pool on (or immediately prior to) the closing date for purchase of such Asset Pool.

          SECTION 2.2 OBLIGATION TO REPAY LOANS; ISSUANCE OF NOTES. Each Loan made by the Lender with respect to an Asset Pool under SECTION 2.1 shall be an individual single-advance term loan and shall be evidenced by a separate promissory note of the Borrower, prepared by the Lender, payable to the order of the Lender in the original principal amount of the Loan, dated as of the

Borrowing Date and in substantially the form of EXHIBIT B (each a "NOTE"). The unpaid principal amount of each Note shall bear interest, be payable and be secured, as provided in this Agreement, such Note and the Security Agreement.

          SECTION 2.3 INTEREST ON LOANS. The Borrower hereby agrees to pay interest on the unpaid principal balance of the Loans for the period commencing on the Borrowing Date for the initial Loan and continuing thereafter until all of the Loans are paid in full, in accordance with the following:

          (a) Prior to the occurrence of an Event of Default, the aggregate outstanding principal balance of the Loans shall bear interest at an annual rate at all times equal to the Floating Rate.

          (b) From and after the occurrence of an Event of Default and continuing thereafter until such Event of Default shall be remedied to the written satisfaction of the Lender or shall be waived in writing by the Lender, the aggregate outstanding principal balance of the Loans shall bear interest at an annual rate at all times equal to the sum of (i) the Floating Rate, PLUS (ii) two percent (2%) (the "DEFAULT RATE").

          (c) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, all agreements with respect to interest in this Agreement and the other Loan Documents between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest made under this Agreement or any other Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal in respect of the applicable Loan, and the aggregate indebtedness under this Agreement and the other Loan Documents shall be reduced by such amount so that the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender.

          SECTION 2.4 COMPUTATION AND PAYMENT OF INTEREST ON THE LOANS; COMPUTATION AND PAYMENT OF EQUITY RETURN ON ASSET POOL EQUITY CONTRIBUTIONS.

          (a) COMPUTATION AND PAYMENT OF INTEREST ON THE LOANS. Interest accruing on the Loans shall be computed on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) days. To the extent that the aggregate outstanding principal balance of the Loans from time to time exceeds $25,000,000, the Lender shall determine the weighted average interest rate for all such Loans for the applicable Distribution Period based upon the aggregate principal balance of the Loans below, at and above $25,000,000 as of the last day of such Distribution Period (the "WEIGHTED AVERAGE INTEREST RATE") and the actual interest applicable to each such Loan during the next subsequent Distribution Period shall be determined by the Lender based upon such Weighted Average Interest Rate and the actual outstanding principal balance of each such Loan during each day of such next subsequent Distribution Period. If the Asset Pool Proceeds received with respect to an Asset Pool and available to pay interest as provided in SECTION 2.8 are sufficient to pay in full interest accruing during the applicable Distribution Period on the Loan related to such Asset Pool, the amount of such accrued interest shall be due and payable in arrears on the related Distribution Date for such Asset Pool; otherwise, any deficiency between the Asset Pool Proceeds available to pay such interest on such Distribution Date and the amount of interest which accrued during the applicable Distribution Period shall be capitalized as of such Distribution Date by increasing the outstanding principal balance of such Loan by such deficiency amount. If any such capitalization of interest would cause the outstanding principal balance of a Loan to exceed the face amount of the Note related to such Loan, upon request of the Lender, the Borrower shall execute and deliver to the Lender a replacement Note in a face amount equal to such increased outstanding principal balance of such Loan; PROVIDED, HOWEVER, nothing therein shall be construed to require the execution and delivery of any such replacement Note.

          (b) COMPUTATION AND PAYMENT OF EQUITY RETURN ON ASSET POOL EQUITY CONTRIBUTIONS. With respect to a given Asset Pool, the Equity Return accruing on the Borrower's Asset Pool Equity Contribution related to such Asset Pool shall be computed on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) days. If the Asset Pool Proceeds received and available to pay the Equity Return on the Borrower's Asset Pool Equity Contribution for such Asset Pool as provided in SECTION
     2.8 are sufficient to pay in full the Equity Return accruing during the applicable Distribution Period on such Asset Pool Equity Contribution, the amount of such accrued Equity Return shall be due and payable in arrears on the related Distribution Date for such Asset Pool; otherwise, any deficiency between the Asset Pool Proceeds available to pay such Equity Return on such Distribution Date and the amount of the Equity Return which accrued during the applicable Distribution Period shall be capitalized as of such Distribution Date by increasing the outstanding amount of the Borrower's Asset Pool Equity Contribution for such Asset Pool by such deficiency amount.

          SECTION 2.5 PAYMENT OF PRINCIPAL AND INTEREST ON LOANS. Interest accruing on a Loan during a Distribution Period shall be payable on the related Distribution Date, but only to the extent available in accordance with SECTION
2.8. Principal of each Loan shall be finally due and payable on the Loan Maturity Date for such Loan, as specified in the Note evidencing such Loan. In addition, principal payments prior to the applicable Loan Maturity Date on each Loan shall be made in an amount equal to the Asset Pool Proceeds available for such payment on such date, as provided in SECTION 2.8. The Borrower may prepay any Loan, in whole or in part, at any time and from time to time, without premium or penalty; PROVIDED, HOWEVER, that (i) no such prepayment shall terminate or satisfy the Borrower's obligation to pay Contingent Payments with respect to the related Asset Pool for any such Loan, and (ii) any such prepayment can only be made from Asset Pool Proceeds received with respect to the Asset Pool for such Loan and not with any other proceeds or funds from any other source, unless otherwise approved in writing by the Lender.

          SECTION 2.6 CONTINGENT PAYMENTS. The Borrower agrees to pay to the Lender a Contingent Payment with respect to each Asset Pool, payable on each Distribution Date for such Asset Pool in an amount equal to that portion of the Asset Pool Proceeds available for payment thereof as provided in SECTION 2.8(K). Payment in full of any Loan made in respect of an Asset Pool shall in no way affect the obligation of the Borrower to pay to the Lender the Contingent Payments with respect to such Asset Pool as provided herein. The Borrower and the Lender agree that all Contingent Payments with respect to an Asset Pool will be treated as interest for United States federal income tax purposes and that the Borrower's interest deductions and the Lender's interest income with respect thereto shall accrue in accordance with the Projected Accrual Schedule for such Asset Pool delivered by the Borrower pursuant to SECTION 2.1(A) and accepted by the Lender pursuant to SECTION 2.1, as required and determined in accordance with the noncontingent bond method described in Treasury Regulation 1.1275-4(b).

          SECTION 2.7 COLLECTION AND DEPOSIT OF ASSET POOL PROCEEDS. Except as otherwise provided in SECTION 2.9, each Loan shall be paid out of Asset Pool Proceeds collected with respect to the related Asset Pool. All Asset Pool Proceeds received by the Servicer or the Borrower will be deposited, on a daily basis, to the Collateral Account. To the extent that Asset Pool Proceeds are received by check or otherwise in the Servicer's Lockbox or are received through the Servicer's preparation of "laser checks", the Servicer will cause such Asset Pool Proceeds to be deposited directly into the Collateral Account. To the extent that Asset Pool Proceeds are received (whether by wire transfer, money order or otherwise) in the Servicer's Collection Account, the Servicer shall transfer all Asset Pool Proceeds on a daily basis from the Servicer's Collection Account to the Collateral Account. Except for the temporary deposit of Asset Pool Proceeds in the Servicer's Collection Account as provided in the preceding sentence, neither the Servicer nor the Borrower shall commingle any Asset Pool Proceeds collected with respect to the Asset Pools with any moneys or other funds which are not Asset Pool Proceeds. The Collateral Account shall be an interest bearing account and all interest earned on amounts on deposit therein shall constitute, and be treated as, Asset Pool Proceeds collected with respect to the Asset Pools. Asset Pool Proceeds shall be held in the Collateral Account until the applicable Distribution Date. Not later than 3:00 p.m., Minneapolis, Minnesota time, on the applicable Distribution Report Date, the Servicer shall deliver to the Lender the Distribution Report for the related Distribution Period which shall set forth, by Asset Pool, the Asset Pool Proceeds, all Asset Pool Proceeds collected through NAN, all Permitted Third-Party Costs and all Permitted Third-Party Fees related to NAN, NAN Net Negative Permitted Third-Party Costs, Servicing Fees, outstanding balances of Loans, Permitted Third-Party Costs and Permitted Third-Party Fees netted by Permitted Third Parties, and other relevant information to determine the use and application of the Asset Pool Proceeds deposited to the Collateral Account during such Distribution Period, and the Lender will make its determinations as to distributions of Asset Pool Proceeds deposited in the Collateral Account during such Distribution Period in accordance with SECTION 2.8. In no event shall any Asset Pool Proceeds be distributed from the Collateral Account without the prior written consent of the Lender as to each such distribution.

          SECTION 2.8 DISTRIBUTION OF ASSET POOL PROCEEDS. Upon delivery to the Collateral Agent of the Lender's written authorization for distributions to be made from the Collateral Account as contemplated in SECTION 2.7, Asset Pool Proceeds deposited in the Collateral Account with respect to an Asset Pool for the applicable Distribution Period shall be distributed on the related Distribution Date for such Asset Pool, in accordance with the following:

          (a) FIRST, to the Collateral Agent, an amount equal to all fees and expenses due and owing to the Collateral Agent with respect to such Asset Pool;

          (b) SECOND, to the Servicer for reallocation by the Servicer to the applicable Asset Pools or to the applicable asset pools of other Persons, an amount equal to the NAN Net Negative Permitted Third-Party Costs related to such Asset Pool;

          (c) THIRD, to the Servicer, an amount equal to the Servicing Fee, if any, payable to the Servicer with respect to such Asset Pool Proceeds;

          (d) FOURTH, to the Lender, an amount equal to all unpaid Loan Costs paid or incurred by the Lender with respect to the Loan related to such Asset Pool;

          (e) FIFTH, to the Lender, an amount equal to all accrued and unpaid interest on the related Loan for such Asset Pool for such Distribution Period;

          (f) SIXTH, to the Borrower, an amount equal to all accrued and unpaid Equity Return on the Borrower's Asset Pool Equity Contribution for such Asset Pool for such Distribution Period;

          (g) SEVENTH, to the Lender, an amount equal to the outstanding principal of the related Loan for such Asset Pool, until such Loan shall have been paid in full;

          (h) EIGHTH, to the Lender, an amount equal to any Asset Pool Shortfall Amount then outstanding with respect to any other Asset Pool, for application to payment of such Asset Pool Shortfall Amount;

          (i) NINTH, if such Asset Pool has had an Asset Pool Shortfall Amount which has been paid from other Asset Pools, to such other Asset Pools on a pro rata basis (based upon the respective amounts of such Asset Pool Shortfall Amount paid from such other Asset Pools) until such Asset Pool Shortfall Amount shall have been fully repaid to such other Asset Pools;

          (j) TENTH, to the Borrower, an amount equal to the Asset Pool Equity Contribution made by the Borrower with respect to such Asset Pool, until such Asset Pool Equity Contribution shall have been repaid in full;

          (k) ELEVENTH, to the Lender, its Contingent Payment for such Asset Pool; and

          (l) TWELFTH, to the Borrower, the remainder of the Asset Pool Proceeds for such Asset Pool.

          SECTION 2.9 ASSET POOL SHORTFALLS. If (a) as of the last day of any Test Period (excluding the two (2) Test Periods immediately following the Borrowing Date for the Loan related to such Asset Pool) for a given Asset Pool, the Asset Pool Proceeds received and disbursed pursuant to SECTION 2.8 through such date with respect to an Asset Pool are less than eighty-five percent (85%) of the projected Asset Pool Proceeds to be received and disbursed pursuant to
SECTION 2.8 through such date (as set forth in the bid package submitted by the Borrower as a part of the Borrowing Request for such Asset Pool), or (b) a Loan, and all accrued interest thereon, is not paid in full on or before its Loan Maturity Date, or (c) an Event of Default exists and has not been waived in writing by the Lender, and the Lender determines that, in its judgment, the remaining Asset Pool Proceeds which the Lender projects will be received with respect to a given Asset Pool and applied to the related Loan will be insufficient to repay such related Loan, and all accrued interest thereon, on or before the applicable Loan Maturity Date; then, in the case of (a), (b) or (c) above, upon written notice from the Lender to the Borrower and the Servicer, the amount of any shortfall of Asset Pool Proceeds from the projected Asset Pool Proceeds to be received and disbursed pursuant to SECTION 2.8 through such date pursuant to (a), or the unpaid amount of the Loan, and all accrued interest thereon, pursuant to (b), or the shortfall estimated by the Lender in its discretion in the case of (c) (each herein, an "ASSET POOL SHORTFALL AMOUNT") shall be paid, as provided in SECTION 2.8(H), from Asset Pool Proceeds collected with respect to one or more other Asset Pools designated by the Lender, in its sole and absolute discretion, for such period of time, as the Lender, in its sole and absolute discretion, shall require, but in no event longer than the continuing existence of such Asset Pool Shortfall Amount. Nothing in this
SECTION 2.9 shall be deemed to limit or restrict the rights and remedies available to the Lender as a result of the occurrence of a Default or Event of Default under this Agreement or as a result of a Termination Event under the Servicing Agreement.

                                   ARTICLE III

            COLLATERAL FOR LOANS; CUSTODY, SERVICING AND COLLECTIONS

          SECTION 3.1 PLEDGE OF ASSET POOL COLLATERAL. To secure the due and prompt payment of each Loan, together with all interest thereon and Contingent Payments payable in connection therewith, and all other obligations of the Borrower to the Lender arising hereunder or under any other Loan Document in connection with an Asset Pool, the Borrower shall grant to the Lender a first and prior security interest in, lien on and pledge of all assets of the Borrower, including all right, title, claim and interest of the Borrower in and to all Assets of or related to each and every Asset Pool, of any kind, nature or description, whether now owned or hereafter acquired, wherever located, howsoever arising or created and whether now existing or hereafter arising, including without limitation each and every Account and any and all liens, claims and property securing payment of the indebtedness evidenced by such Account (if any), and all property realized, collected or obtained in connection with or as a result of collections made on account of any Account, and any and all Asset Pool Proceeds paid or received with respect to any Asset Pool, whether deposited to or held in the Servicer's Collection Account, the Collateral Account or otherwise, and all rights of the Borrower under each and every Purchase Agreement related to an Asset Pool, together with such additional property of the Borrower as is set forth and described in, and pursuant to the terms and conditions of, the Security Agreement, as the same may be amended and supplemented from time to time (herein the "LOAN COLLATERAL").

          SECTION 3.2 PERFECTION OF SECURITY INTERESTS IN PERSONAL PROPERTY COLLATERAL. The Borrower agrees to deliver to the Lender (or its designated custodial agent), at any time upon the Lender's request, each promissory note, chattel paper, installment sales agreement or other instrument with respect to which perfection may be obtained by possession, and shall execute such financing statements, together with any and all other instruments, assignments or documents and take such other actions as may be required, to perfect and to continue the perfection of the Lender's security interest in all Loan Collateral. Notwithstanding the foregoing, so long as no Event of Default exists, the Lender shall permit the Servicer, as agent for the Lender (for the sole purpose of perfecting the Lender's security interest in Re-Write Notes) to retain possession of Re-Write Notes subject to the following conditions: (a) each such Re-Write Note in the possession of the Servicer shall have an original allonge endorsement in the form of EXHIBIT C firmly affixed thereto, executed by the Borrower in favor of the Lender, and (b) the aggregate face amount of all Re-Write Notes in the possession of the Servicer shall not at any time exceed two percent (2%) of the aggregate original face amount of all Assets in all Asset Pools.

          SECTION 3.3 SERVICING OF ASSET POOLS. The Borrower has engaged the Servicer to manage, service, administer, make collections and pursue enforcement proceedings with respect to each Asset in accordance with the provisions of the Servicing Agreement. The Borrower shall perform all of its obligations under the Servicing Agreement. Pursuant to the terms of the Servicing Agreement, immediately upon the occurrence of a Termination Event, the Lender, in its sole discretion and without any notice to or consent from the Borrower, may (i) terminate the Servicer then acting in such capacity under the Servicing Agreement, (ii) appoint a replacement servicer acceptable to the Lender, (iii) enter into a replacement servicing agreement with such replacement servicer which replacement servicing agreement shall contain such terms and conditions, including as to the servicing fee which shall be payable to such replacement servicer, as shall be acceptable to the Lender in its reasonable discretion, including, without limitation, a confidentiality provision in substantially the form of SECTION 9.16 of this Agreement, and/or (iv) make payments of the servicing fee to such replacement servicer in the order of priority specified in
SECTION 2.8 of this Agreement for payments of the Servicing Fee to the Servicer.

          SECTION 3.4 AUTHORITY TO SETTLE OR SELL LOAN COLLATERAL. The Borrower shall not, and the Servicer shall be instructed not to, compromise, sell, settle or accept a Re-Write Note with respect to any Asset for an amount which, when added to the prior Asset Pool Proceeds with respect to such Asset, is less than three (3) times (in terms of the % of unpaid balance) the purchase price paid by the Borrower for such Asset (herein, with respect to each Asset, the "PERMITTED RELEASE VALUE"); PROVIDED, HOWEVER, notwithstanding the foregoing, with respect to any Bankrupt Account, without the consent of the Lender, the Borrower may, and the Borrower may instruct the Servicer to, sell such Bankrupt Account to a third party who is not an Affiliated Party in an arm's length transaction for a minimum sales price of 7.5% of the face amount of such Bankrupt Account (each such sale is herein called a "PERMITTED SALE OF A BANKRUPT ACCOUNT"). If an amount proposed for compromise, settlement, sale (other than a Permitted Sale of a Bankrupt Account) or acceptance of a Re-Write Note with respect to any Asset is in excess of the Permitted Release Value established for such Asset, the Servicer may proceed without the consent of the Lender to compromise, sell, settle or accept a Re-Write Note for such Asset for such higher amount. Notwithstanding the foregoing, without first obtaining the Lender's prior written consent, the Borrower shall not agree to any sale (other than a Permitted Sale of a Bankrupt Account), assignment or other transfer involving Accounts from more than one (1) Obligor (a "BULK TRANSFER"). In the event that the Borrower wishes to request Lender to consent to a Bulk Transfer, the Borrower shall deliver to the Lender no later than ten (10) Business Days preceding the proposed date of such Bulk Transfer, a Bulk Transfer Consent Request in substantially the form of EXHIBIT D attached hereto (a "BULK TRANSFER CONSENT REQUEST"). The Lender shall provide its written consent or withhold its written consent within five (5) Business Days of receipt of such Bulk Transfer Consent Request. The Lender's failure to provide to the Borrower its written consent to a Bulk Transfer Consent Request shall be deemed a withholding of the Lender's written consent. In the event the Lender provides its written consent to a Bulk Transfer of Accounts, the Servicer will be paid a sales fee not to exceed the actual out-of-pocket servicing and sale expenses incurred by the Servicer (and approved by the Lender) in connection with such Bulk Sale in lieu of the applicable Servicing Fee. Any Bulk Transfer of Accounts to which Lender has provided its written consent or any Permitted Sale of a Bankrupt Account is sometimes referred to as a "PERMITTED SALE". Upon deposit into the Collateral Account of the Asset Pool Proceeds generated from a Permitted Sale or upon receipt by the Collateral Agent for deposit into the Collateral Account of immediately available funds representing the Asset Pool Proceeds generated from a Permitted Sale, such Permitted Sale shall be free and clear of any lien or security interest of the Lender, and the Lender, upon request of the Borrower, shall execute and deliver to the Servicer UCC releases prepared by the Servicer, in form and content acceptable to the Lender, with respect to the Accounts sold or transferred pursuant to such Permitted Sale. Upon request of the Borrower, the Lender shall provide prior to the closing of a Permitted Sale a "payment letter" in form and content acceptable to the Lender which will provide that, among other things, upon receipt by the Collateral Agent for deposit into the Collateral Account of immediately available funds by the date and in the amount specified in such "payment letter", the Lender shall execute and deliver UCC releases prepared by the Servicer, in form and content acceptable to the Lender, with respect to the Accounts sold or transferred pursuant to such Permitted Sale.

          SECTION 3.5 EXCHANGE OF ASSETS WITH ASSET POOL SELLERS. In the event that the Borrower shall exchange or return Assets with any Asset Pool Seller, the Borrower shall promptly notify the Lender of such exchange or return and shall provide such information with respect to such exchange or return as Lender shall reasonably require. The Servicer shall not be entitled to any Servicing Fee with respect to any such exchange or return. Any Asset so exchanged shall become and thereafter be an Asset of the Asset Pool from which the exchange was made.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

          SECTION 4.1 CONDITIONS PRECEDENT TO THIS AGREEMENT BECOMING EFFECTIVE. This Agreement shall become effective upon the Lender's receipt of each of the following, dated as of the Closing Date, and in form and substance satisfactory to the Lender:

          (a) This Credit Agreement, properly executed on behalf of the Borrower.

          (b) The Security Agreement, properly executed on behalf of the Borrower.

          (c) The Collateral Account Agreement, properly executed on behalf of the Collateral Agent, the Borrower, the Servicer and the Lender.

          (d) The Servicing Agreement, properly executed on behalf of the Servicer, the Borrower and the Lender.

          (e) The Exclusivity Agreement executed on behalf of all parties thereto.

          (f) The Warrant Documents, properly executed on behalf of MCM Capital Group and the Lender.

          (g) Current searches of the appropriate records of the Secretaries of State for California, Arizona and Delaware and the Official Records of San Diego, California, showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower or the Servicer, (ii) no financing statements or other notifications or filings have been filed and remain in effect against the Borrower or against the Servicer's Collection Account or Asset Proceeds therein, other than those for which the Lender has received an appropriate release, termination or satisfaction or those permitted in accordance with SECTION 7.1.

          (h) Certified copies of the resolutions of the board of directors of the Borrower, evidencing approval of all Loan Documents to which the Borrower is a party and the other matters contemplated thereby.

          (i) Certified copies of the resolutions of the board of directors of the Servicer, evidencing approval of all Loan Documents to which the Servicer is a party and the other matters contemplated thereby.

          (j) Certified copies of the resolutions of the board of directors of MCM Capital Group, evidencing approval of all Loan Documents and Warrant Documents to which MCM Capital Group is a party and the other matters contemplated thereby.

          (k) Copies of the articles of incorporation and bylaws of the Borrower, the Servicer and MCM Capital Group, respectively, certified by the secretary or assistant secretary of the Borrower, Servicer or MCM Capital Group, respectively, as being a true and correct copy thereof.

          (l) Certificates of good standing of the Borrower, the Servicer and MCM Capital Group, respectively, dated not more than sixty (60) days prior to the Closing Date, and, if required under the laws of any state, evidence satisfactory to the Lender that each of the Borrower, the Servicer and MCM Capital Group, respectively, is qualified to conduct its business in each state where it presently conducts such business, if the failure to be so qualified would have a material adverse effect on its business, operations or the performance of its obligations under the Loan Documents or Warrant Documents to which it is a party.

          (m) Acknowledgment copies of effective financing statements filed on or prior to the Closing Date, naming the Lender as secured party and the Borrower, as debtor, or such other similar instruments or documents as may be necessary or, in the opinion of the Lender, desirable under the UCC or any comparable law of all appropriate jurisdictions.

          (n) A signed copy of a certificate of the secretary or assistant secretary of the Borrower which shall certify the names of the officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party and the other documents or certificates to be delivered pursuant to this Agreement by the Borrower, including Borrowing Requests, together with the true signatures of such officers. The Lender may conclusively rely on such certificate until it shall receive a further certificate of the secretary or assistant secretary of the Borrower canceling or amending the prior certificate and submitting the signatures of the members named in such further certificate.

          (o) A signed copy of a certificate of the secretary or assistant secretary of the Servicer which shall certify the names of the officers of the Servicer authorized to sign the Loan Documents to which the Servicer is a party and the other documents or certificates to be delivered pursuant thereto by the Servicer or any of its officers, together with true signatures of such officers. The Lender may conclusively rely on such certificate until it shall receive a further certificate of the secretary or assistant secretary of the Servicer canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

          (p) A signed copy of a certificate of the secretary or assistant secretary of MCM Capital Group which shall certify the names of the officers of MCM Capital Group authorized to sign the Loan Documents and the Warrant Documents to which MCM Capital Group is a party and the other documents or certificates to be delivered pursuant thereto by MCM Capital Group or any of its officers, together with true signatures of such officers. The Lender may conclusively rely on such certificate until it shall receive a further certificate of the secretary or assistant secretary of MCM Capital Group canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

          (q) A signed copy of an opinion of counsel for the Borrower, the Servicer and MCM Capital Group, addressed to the Lender, in form and content acceptable to the Lender.

          (r) Evidence of all insurance required to be maintained by the Servicer under the provisions of the Servicing Agreement.

          (s) Consolidated financial statements for MCM Capital Group and its Subsidiaries, including, without limitation, the Servicer, for the period ended September 30, 2000.

          (t) Such other items as shall be requested by the Lender.

Following the Lender's determination that each of the conditions precedent set forth in this SECTION 4.1 have been satisfied, the Lender shall deliver a letter confirming the satisfaction of the conditions precedent set forth in SECTION 4.1.

          SECTION 4.2 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of the Lender to make each Loan shall be subject to the further conditions precedent that the Lender shall have issued an Accepted Borrowing Request with respect thereto and shall have received, on or before the applicable Borrowing Date for such Loan, except as may be modified in the Accepted Borrowing Request, each of the following with respect to such Loan, in form and substance satisfactory to the Lender:

          (a) A copy of the Purchase Agreement for the related Asset Pool, properly executed on behalf of the Borrower and the Asset Pool Seller, pursuant to which the Asset Pool Seller shall have agreed to transfer all Assets constituting a part of such Asset Pool to the Borrower, effective as of the Borrowing Date, free and clear of all liens, claims and encumbrances except those disclosed in the related Purchase Agreement, together with a copy of (i) any transfer or assignment documents required pursuant to the Purchase Agreement, (ii) the UCC-1 Financing Statement executed by the Asset Pool Seller, as debtor, in favor of the Borrower, as secured party, with an adequate description of the Assets contained in the Asset Pool being acquired and (iii) the written instruction executed by the Asset Pool Seller which sets forth the wiring instructions for such Asset Pool Seller.

          (b) A Note dated as of the Borrowing Date in the principal amount of the related Loan, properly completed and executed by the Borrower.

          (c) Receipt by the Lender of the Borrower's Asset Pool Equity Contribution with respect to the related Asset Pool, net of any Purchase Expenses paid or incurred by the Borrower in connection with consummation of the Borrower's purchase of such Asset Pool.

          (d) A duplicate copy of the computer disk containing information regarding the Accounts being purchased by the Borrower, as provided by the Asset Pool Seller pursuant to the Purchase Agreement.

          (e) Such evidence as the Lender may reasonably request to verify the Total Cost of the Asset Pool.

          SECTION 4.3 REPRESENTATIONS AND WARRANTIES UPON MAKING A LOAN. The obligation of the Lender to make each Loan shall be subject to the further condition precedent that on the Borrowing Date the following statements shall be true and accurate in all material respects and the Borrower, by requesting such Loan shall be deemed to have represented and certified that:

          (a) The representations, warranties and covenants of the Borrower set forth in ARTICLE V are true and correct on and as of such date as though made on such date and shall be deemed to have been made on such date, except to the extent that any such representations, warranties and covenants pursuant to their terms relate solely to an earlier date.

          (b) No event has occurred and is continuing, or would result from the making of such Loan, which constitutes a Default or an Event of Default.

          (c) Upon payment of the purchase price specified in the related Purchase Agreement to the Asset Pool Seller and consummation of the purchase contemplated in such Purchase Agreement, the Borrower will have good title to all Accounts being transferred thereunder free and clear of all liens, claims and other interests other than the liens granted to the Lender as contemplated herein and other than as provided in such Purchase Agreement.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lender as of the date hereof and as of each Borrowing Date as follows:

          SECTION 5.1 EXISTENCE AND POWER; NAME; CHIEF EXECUTIVE OFFICE. The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary and where failure to obtain such licensing or qualification would have a material adverse effect on the Borrower or its ability to perform its obligations hereunder. The Borrower has all requisite power and authority, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. Within the last twelve (12) months, the Borrower has done business only under its name as specified herein. As of the Closing Date, the chief executive office and principal place of business of the Borrower is located at the address set forth in SECTION 9.4, and all of the Borrower's records relating to its businesses are kept at that location. The Borrower will not change its chief executive office or principal place of business without sixty (60) days prior written notice to the Lender. The Borrower's federal employer identification number is ____________.

          SECTION 5.2 AUTHORIZATION FOR BORROWINGS; NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by the Borrower of the Loan Documents, and Loans from time to time obtained hereunder, have been duly authorized by all necessary legal action and do not and will not (a) require any consent or approval which has not been obtained prior to the Closing Date, (b) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof,
(c) violate any provision of any material law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the articles of incorporation or bylaws of the Borrower, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

          SECTION 5.3 LEGAL AGREEMENTS. The Loan Documents constitute, and the Notes, when and as executed and delivered, will constitute, the legal, valid and binding obligations and agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          SECTION  5.4  INCORPORATION   AND   SUBSIDIARIES.   The  Borrower  was
incorporated on December 12, 2000 and has no Subsidiaries.

          SECTION 5.5 FINANCIAL CONDITION; NO ADVERSE CHANGE. The Borrower has heretofore furnished to the Lender the consolidated financial statements of MCM Capital Group and its Subsidiaries, including the Servicer, as of September 30, 2000. Such financial statements fairly present the financial condition of MCM Capital Group and its Subsidiaries, including the Servicer as of September 30, 2000, and the results of their respective operations and cash flows for the periods then ended and were prepared in accordance with GAAP. From September 30, 2000 through the Closing Date, there has been no material adverse change in the business, properties or condition (financial or otherwise) of MCM Capital Group and its Subsidiaries, including the Servicer.

          SECTION 5.6 LITIGATION. As of the Closing Date, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting MCM Capital Group and its Subsidiaries, including the Borrower and the Servicer, or the properties of MCM Capital Group and its Subsidiaries, including the Borrower and the Servicer, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to MCM Capital Group and its Subsidiaries, including the Borrower and the Servicer, could have a material adverse effect on the financial condition, properties or operations of MCM Capital Group and its Subsidiaries.

          SECTION 5.7 TAXES. The Borrower has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it (other than any taxes which are being contested in good faith and by proper proceedings and for which the Borrower shall have set aside on its books adequate reserves therefor). The Borrower has filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower, are required to be filed, and the Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due (other than any taxes which are being contested in good faith and by proper proceedings and for which the Borrower shall have set aside on its books adequate reserves therefor).

          SECTION 5.8 TITLE AND LIENS. The Borrower has good and marketable title to all Loan Collateral (or will have good and marketable title to all Loan Collateral on the date of purchase of such Loan Collateral), free and clear of all mortgages, security interests, liens and encumbrances, except for covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower as presently conducted and except as provided in the applicable Purchase Agreements. In addition, no financing statement naming the Borrower as debtor is on file in any office except only to perfect security interests permitted by
SECTION 7.1 and except with respect to Assets which have been sold pursuant to the provisions of SECTION 3.4 of this Agreement.

          SECTION 5.9 PLANS. The Borrower does not maintain and has not in the past maintained any Plan. The Borrower has not received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. The Borrower does not have:

          (a) any accumulated funding deficiency within the meaning of ERISA; or

          (b) any liability or know of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which are or which may become payable to participants or beneficiaries of any such Plan).

          SECTION 5.10 DEFAULT. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties or operations of the Borrower.

          SECTION 5.11 SUBMISSIONS TO LENDER. All financial and other information regarding the Borrower, the Servicer, MCM Capital Group and its Subsidiaries provided to the Lender (including, but not limited to the completed background questionnaires) by or on behalf of the Borrower or the Servicer in connection with the Borrower's request for any Loan and the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements for the Borrower, the Servicer or MCM Capital Group and its Subsidiaries, or any Asset Pool, present a good faith opinion as to such projections, valuations and pro forma condition and results. The foregoing information regarding the Borrower, the Servicer, MCM Capital Group and its Subsidiaries which has been provided to the Lender contains no omissions which would cause such information to be materially misleading. All information provided to the Lender with respect to the Assets, the Asset Pools, the Asset Pool Proceeds and related matters by or on behalf of the Borrower or the Servicer is, to the knowledge of the Borrower, true and correct in all material respects and, to the knowledge of the Borrower, does not contain any omissions which would cause such information to be materially misleading.

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                                   ARTICLE VI

                      AFFIRMATIVE COVENANTS OF THE BORROWER

          So long as any principal or interest evidenced by any Note, any Contingent Payment or any Loan Costs under the Loan Documents shall remain unpaid or outstanding or so long as the Exclusivity Period shall continue, whichever shall be later, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

          SECTION 6.1 REPORTING REQUIREMENTS. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail reasonably acceptable to the Lender:

          (a) As soon as available,  and in any event within one hundred  twenty
     (120) days after the end of each fiscal year of MCM Capital Group, a copy of the annual audit report of MCM Capital Group and its Subsidiaries, including, without limitation, the Borrower and the Servicer, with the opinion of their respective certified public accountants (which opinion shall not contain any "going concern" qualification as to MCM Capital Group or the Servicer and which shall not contain any other qualification as to the Loan Collateral, the Borrower or as to the ability of MCM Capital Group or the Servicer to perform any of its respective obligations under any Loan Document to which it is a party), which annual report shall include the consolidated balance sheets and the consolidated statements of earnings, shareholder's equity and cash flows for the fiscal year then ended for MCM Capital Group and its Subsidiaries, all in reasonable detail and all prepared in accordance with GAAP, applied on a consistent basis, together with (i) internally prepared consolidating balance sheets and consolidating statements of earnings, shareholder's equity and cash flows for the fiscal year then ended for the Borrower and the Servicer, all in reasonable detail and all prepared in accordance with GAAP, applied on a consistent basis, and (ii) a certificate of the chief financial officer of, and on behalf of, the MCM Capital Group stating that such financial statements are true and accurate in all material respects.

          (b) As soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of MCM Capital Group, a copy of the interim unaudited financial statements of MCM Capital Group and its Subsidiaries, including, without limitation, the Borrower and the Servicer, which financial statements shall include the consolidated balance sheets and the consolidated statements of earnings, shareholder's equity and cash flows as of the end of such quarter for MCM

     Capital Group and its Subsidiaries, and the consolidating balance sheets and the consolidating statements of earnings, shareholder's equity and cash flows as of the end of such quarter for the Borrower and the Servicer, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, all prepared in accordance with GAAP, applied on a consistent basis (provided that so long as MCM Capital Group is a reporting company, delivery of the Form 10Q filed by MCM Capital Group with respect to a fiscal quarter shall satisfy the requirement for quarterly consolidated financial statements under this section), together with a certificate of the chief financial officer of, and on behalf of, MCM Capital Group stating that such financial statements (or Form 10Q), subject to year-end audit adjustments, are true and accurate in all material respects.

          (c) As soon as available and in any event within twenty (20) days after the end of such quarter of each calendar year, actual and projected collections and the expected internal rate of return for each Asset Pool (the IRR Model).

          (d) As soon as available and in any event within fifteen (15) days after the end of each Test Period, a report which sets forth as of the end of such Test Period all Asset Pool Proceeds collected and distributed pursuant to SECTION 2.8 through the end of such Test Period for the Asset Pools (for each Asset Pool separately and for all Asset Pools combined) and the Asset Pool Proceeds projected by the Borrower to be collected and distributed pursuant to SECTION 2.8 through the end of such Test Period for such Asset Pools (for each Asset Pool separately and for all Asset Pools combined) in the bid packages submitted by the Borrower as a part of the Accepted Borrowing Requests for such Asset Pools (the "TEST REPORT").

          (e) Not later than 3:00 p.m., Minneapolis, Minnesota time, two (2) Business Days immediately preceding each Distribution Date, (i) a Distribution Report for the applicable Distribution Period setting forth by Asset Pool, the Asset Pool Proceeds, outstanding balance of the Loans, if any, and other relevant information to determine the use and application of the Asset Pool Proceeds deposited to the Collateral Account during the Distribution Period immediately preceding such Distribution Date, (ii) a cash receipts report by Asset, (iii) a wire transfer report (stating wire transfer instructions and amounts), and (iv) such other reports as the Lender shall reasonably require regarding the Asset Pools or the Asset Pool Proceeds.

          (f) As soon as available and in any event within twenty (20) days after the end of each calendar month, (i) a bank reconciliation statement for the Collateral Account and the Servicer's Collection Account, (ii) an Asset detail report (including all Asset related information), (iii) the current unpaid acquisition balance of the Assets (by product type) for each Asset Pool, (iv) the current unpaid acquisition balance of the Assets (by geographic state) for each Asset Pool, (v) a summarized status report (summary information by status code for each Asset Pool), (vi) a summarized asset pool report (summary information by Asset Pool), (vii) a computer diskette or tape with all information necessary to enable the Lender to perform all of the Servicer's servicing obligations under the Servicing Agreement, together with all data and data field information necessary to enable the Lender or a replacement servicer to maintain a continuous availability to perform the servicing obligations of the Servicer under the Servicing Agreement, (viii) a report showing the aggregate face amount of all Re-Write Notes in the possession of the Servicer and showing such face amount as a percentage of the aggregate original face amount of all Assets in all Asset Pools, and (ix) such other reports as the Lender shall reasonably require regarding the Asset Pools or the Asset Pool Proceeds.

          (g) As promptly as  practicable  (but in any event not later than five
     (5) Business Days) after an officer of the Borrower obtains knowledge of the occurrence of any breach or default by the Borrower in the performance of any of its obligations under any Loan Document to which the Borrower is a party, any breach or default by the Servicer in the performance of any of its obligations under any Loan Documents to which the Servicer is a party or any breach or default by MCM Capital Group of any of its obligations under any Loan Documents to which MCM Capital Group is a party, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower, the Servicer or MCM Capital Group, as applicable, of the steps being taken to cure the effect of such event.

          (h) As soon as available and in any event not later than January 31 of each year, financial performance projections prepared for MCM Capital Group and its Subsidiaries for such year and the two (2) following years which have been approved by the board of directors of MCM Capital Group.

          (i) As soon as available and in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year and within one hundred and twenty (120) days after the end of each fiscal year of MCM Capital Group, a written report prepared by the chief financial
     officer  of  MCM  Capital  Group,   which  compares  the  actual  financial
     performance of MCM Capital Group and its Subsidiaries with the financial performance projections (as the same may be adjusted by the board of directors of MCM Capital Group from time to time) delivered to the Lender pursuant to SECTION 6.1(H) above.

          (j) As soon as available and in any event within sixty (60) days after the end of each quarter of each fiscal year of MCM Capital Group, a written compliance certificate, in form and detail acceptable to the Lender, prepared by the chief financial officer of MCM Capital Group, which shall evidence whether (and the computations as to whether) the Borrower is in compliance with the requirements of SECTION 6.12 and SECTION 6.13 of this Agreement as of the end of such quarter.

          (k) As promptly as  practicable  (but in any event not later than five
     (5) Business Days) after the Borrower obtains knowledge thereof notice of any pending or threatened litigation against the Borrower which, if successful, would likely result in a judgment of $50,000 or more.

          (l) As promptly as  practicable  (but in any event not later than five
     (5) Business Days) after the Borrower obtains knowledge thereof, notice of any pending or threatened litigation against the Servicer or MCM Capital Group which must be reported in a Form 8K filed by MCM Capital Group or which, if successful, would likely result in a judgment of $250,000 or more.

          (m) As promptly as  practicable  (but in any event not later than five
     (5) Business Days) after the filing thereof, copies of all financial reports and other filings of any kind which MCM Capital Group shall file with the Securities and Exchange Commission or any national securities exchange.

          (n) As promptly as  practicable  (but in any event not later than five
     (5) Business Days) after their distribution, copies of all financial statements, proxy statements and other communications which MCM Capital Group shall have distributed to its shareholders.

          (o) Such other information respecting any Asset Pool or the financial condition of the Borrower, the Servicer or MCM Capital Group as the Lender may from time to time reasonably request.

The Lender acknowledges that certain information provided to it pursuant to this Agreement, including, without limitation, pursuant to this SECTION 6.1, may consist of material nonpublic information regarding MCM Capital Group and its Subsidiaries, and Lender acknowledges and agrees that it is aware (and that any Person to whom any such information may be disclosed as permitted by this Agreement has been, or upon receiving such information will be, advised) of the restrictions imposed by federal and state securities laws on a Person possessing material nonpublic information regarding an issuer of securities. In the event the Borrower is required to provide to the Lender material nonpublic information regarding MCM Capital Group and its Subsidiaries pursuant to this Agreement, including, without limitation, pursuant to this SECTION 6.1, and to the extent that applicable federal securities laws, rules and regulations require that the Lender execute and deliver a confidentiality agreement in connection with its receipt of such material nonpublic information, upon request of the Borrower, the Lender will execute and deliver a confidentiality agreement which has been prepared by the Borrower and which is consistent with the minimum requirements for confidentiality agreements set forth in such federal securities laws, rules and regulations. Notwithstanding any other provision in this Agreement, this paragraph shall survive and continue to be binding against Lender after any sale, conveyance, assignment or transfer by any such Person of any of the Notes or the Warrants.

          SECTION 6.2 BOOKS AND RECORDS; INSPECTION AND EXAMINATION; VERIFICATION OF COLLECTION Activity. The Borrower will keep, and will cause the Servicer and MCM Capital Group to keep, accurate books of record pertaining to the operations, business and financial condition of the Borrower, the Servicer or MCM Capital Group, as applicable, and such other matters as the Lender may from time to time reasonably request with respect to the Asset Pools, the Borrower, the Servicer or MCM Capital Group, in which true and complete entries will be made in accordance with GAAP consistently applied and, upon request of and reasonable notice by the Lender, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower, MCM Capital Group (reasonably related to the Borrower or the Servicer and the performance under the Loan Documents) or the Servicer (other than books and records which relate solely to assets being serviced by the Servicer for Persons other than the Borrower), at all reasonable times during ordinary business hours, to discuss the affairs of the Borrower, the Servicer or MCM Capital Group, including the purchase, servicing, collection or liquidation of the Asset Pools, with any of its officers, employees or agents and to conduct a review of the Borrower's and the Servicer's respective books and records with respect to the purchase, servicing, collection and disposition of the Asset Pools. In connection with the Lender's exercise of the inspection rights granted to the Lender pursuant to this SECTION 6.2, the Lender will use reasonable efforts not to interfere with the preparation by employees and agents of MCM Capital Group and its Subsidiaries of financial statements or other reports or filings required by applicable federal securities laws, rules and regulations.

          SECTION 6.3 COMPLIANCE WITH LAWS. The Borrower will (a) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable debt collection laws, regulations, ordinances and requirements and will obtain any and all licenses, permits and similar approvals required for the collection or servicing of any Account constituting a part of an Asset Pool and (c) use and keep its assets, and will require that others use and keep its assets, only for lawful purposes, without material violation of any federal, state or local law, statute or ordinance.

          SECTION 6.4 PAYMENT OF TAXES AND OTHER CLAIMS. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it prior to the date on which forfeiture of any such property may occur, (b) all federal, state and local taxes required to be withheld by it, and
(c) all lawful claims for labor, materials and supplies which, if unpaid, would by law become a lien or charge upon any properties of the Borrower; PROVIDED, HOWEVER, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves therefor.

          SECTION 6.5 MAINTENANCE OF PROPERTIES. The Borrower will keep and maintain all of its properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted); PROVIDED, HOWEVER, that nothing in this SECTION 6.5 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable judgment of the Borrower, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

          SECTION 6.6 PRESERVATION OF LEGAL EXISTENCE. The Borrower will preserve and maintain its legal existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

          SECTION 6.7 SPECIAL PURPOSE ENTITY. The Borrower will (a) own no assets, and not engage in any business, other than the assets and transactions specifically contemplated by the Loan Documents, (b) not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent, other than as contemplated hereby, (c) not make any loans or advances to any third party (other than Assets), and shall not acquire obligations or securities of any Affiliated Party, (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets,
(e) do all things necessary under applicable law and its organizational documents to observe organizational formalities and to preserve its existence, and will not amend, modify or otherwise change its articles of incorporation or bylaws, or suffer the same to be amended, modified or otherwise changed, without the prior written consent of the Lender, which consent shall not be unreasonably withheld, (f) maintain all of its books, records, financial statements and bank accounts separate from those of any Affiliated Parties, (g) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliated Party), correct any known misunderstanding regarding its status as a separate entity, conduct business in its own name, not identify itself or any Affiliated Party as a division or part of the other and maintain and utilize separate stationary, invoices and checks,
(h) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, (i) not engage in or suffer any dissolution, winding-up, liquidation, consolidation or merger in whole or in part, (j) except to the extent permitted in SECTION 2.7, not commingle its funds or other assets with those of any Affiliated Party or any other Person, (k) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliated Party or any other Person, (l) not and will not hold itself out to be responsible for the debts or obligations of any other Person and (m) be formed and organized solely for the purpose of holding, directly or indirectly, the Assets and not hold or own any assets other than the Assets, Asset Proceeds and assets related thereto.

          SECTION 6.8 INSURANCE. The Borrower will use reasonable efforts to require, pursuant to the Servicing Agreement, that the Servicer maintains all insurance coverages required under SECTION 2.10 of the Servicing Agreement and that the Borrower and the Lender are named beneficiaries of each such policy.

          SECTION 6.9 ARMS-LENGTH TRANSACTIONS. The Borrower will conduct, and will use best efforts to require, pursuant to the Servicing Agreement, the Servicer to conduct, all collection activities and all sales, transfers and dispositions relating to the Assets on an arms-length basis and so as to cause all collections and all consideration received (net of Permitted Third-Party Costs and Permitted Thirty-Party Fees retained by Permitted Third Parties out of collections received by such Permitted Third Parties) upon the sale, transfer or disposition of an Asset to (i) become and constitute Asset Pool Proceeds, and
(ii) be distributed as Asset Pool Proceeds in accordance with SECTION 2.8 of this Agreement.

          SECTION 6.10 PURCHASE AGREEMENTS. The Borrower will comply with each of its obligations under each of its Purchase Agreements.

          SECTION 6.11 RIGHT OF LENDER TO PLACE A SAMPLING OF ASSETS WITH INDEPENDENT SERVICER. In accordance with the terms and conditions set forth and described in SECTION 2.11 of the Servicing Agreement, the Borrower will permit the Lender to select certain Assets for placement for servicing with an independent third-party servicer.

          SECTION 6.12 CONSOLIDATED NET WORTH. The Borrower shall cause MCM Capital Group to maintain at all times a consolidated net worth of not less than $7,000,000.

          SECTION 6.13 POSITIVE CASH FLOW. The Borrower shall cause MCM Capital Group to have a positive consolidated cash flow for each fiscal quarter of MCM Capital Group, commencing with the fiscal quarter of MCM Capital Group ending on December 31, 2000. As used in this SECTION 6.13, the term "cash flow" means, with respect to the applicable period of determination, total cash collections, less direct cash collection expenses, and less all other cash operating costs, including cash general and administrative overhead expenses.

          SECTION 6.14 EMPLOYMENT OF CHIEF FINANCIAL OFFICER. On or before March 1, 2001, the Borrower shall have caused MCM Capital Group to employ a chief financial officer.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

          So long as any principal or interest evidenced by any Note, any Contingent Payment or any Loan Costs under the Loan Documents shall remain unpaid or outstanding or so long as the Exclusivity Period shall continue, whichever shall be later, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

          SECTION 7.1 LIENS. The Borrower will not create, incur or suffer to exist any pledge, lien, security interest, assignment or transfer upon or of any of its assets, including, without limitation, the Loan Collateral, now owned or hereafter acquired, or assign or otherwise convey any right to receive collections or other income with respect thereto, except for the liens and security interests created in favor of the Lender under the Security Agreement and except as provided in the applicable Purchase Agreements.

          SECTION 7.2 SALE OR TRANSFER OF ASSETS; SUSPENSION OF BUSINESS OPERATIONS. Except as otherwise permitted in accordance with SECTION 3.4, the Borrower will not sell, lease, assign, transfer or otherwise dispose of all or any part of its assets (whether in one transaction or in a series of transactions) to any other Person, and will not liquidate, dissolve or suspend its business operations.

          SECTION 7.3 CONSOLIDATION AND MERGER; ASSET ACQUISITIONS. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

          SECTION 7.4 ACCOUNTING. The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year.

          SECTION 7.5 MODIFICATION OR TERMINATION OF AGREEMENTS. The Borrower will not terminate, amend or modify any of the Loan Documents without the prior written consent of the Lender.

          SECTION 7.6 NO COMMISSIONS OR REBATES ON DISPOSITIONS OR COLLECTIONS. The Borrower will not accept or receive or agree to accept or receive, nor allow the Servicer or any other Affiliated Party to accept or receive or agree to accept or receive, any rebate, refund, commission, fee (other than the Servicing
Fee), kickback or rakeoff, whether cash or otherwise and whether paid by or originating with the Obligor or any other party (including but not limited to brokers and agents), as a result of or in any way in connection with collection activities related to any asset or in connection with the sale, disposition, transfer or servicing of any Asset constituting a part of an Asset Pool.

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
          SECTION 7.7 DIVIDENDS AND DISTRIBUTIONS. The Borrower will not declare or pay any dividend or other distribution in respect of any stock of the Borrower, or directly or indirectly apply any assets of the Borrower to the redemption, retirement, purchase or other acquisition of any stock of the Borrower; PROVIDED, HOWEVER, (i) so long as no Default or Event of Default shall exist, the Borrower may declare and pay dividends in respect of stock of the Borrower to the extent that such dividends have been declared and paid in compliance with all applicable laws, and (ii) if one or more Defaults or Events of Default shall exist and shall not have been waived in writing by the Lender, the Borrower may declare and pay a dividend in respect of stock of the Borrower only if (A) all or a part of such dividend is used to cure, and does in fact cure, all existing Defaults and Events of Default and (B) such dividend is declared and paid in compliance with all applicable laws.

                                  ARTICLE VIII

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          SECTION 8.1 EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events:

          (a) default in the payment of any interest on or principal of any Note when and as required in SECTIONS 2.5 or 2.8; or

          (b) default in the payment of the entire remaining principal balance of any Note, and all accrued interest thereon, on the Loan Maturity Date for such Note, unless the Lender, in its sole and absolute discretion, determines that it is likely that the entire remaining principal balance of such Note, and all accrued interest thereon, will be paid in full within ninety (90) days after such Loan Maturity Date as a result of the application of the provisions of SECTION 2.9; or

          (c) default in the payment of the entire remaining principal balance of any Note, and all accrued interest thereon, within ninety (90) days after such Loan Maturity Date for each Note; or

          (d) default in the payment of any Contingent Payment or any other fees, costs or expenses required to be paid by the Borrower under this Agreement when and as required in SECTION 2.8 or any other Loan Document; or

          (e) default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of fifteen (15) calendar days after the Lender has given to the Borrower a written notice specifying such default or breach and requiring it to be remedied; or

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
          (f) the Borrower, the Servicer or MCM Capital Group shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make a general assignment for the benefit of creditors; or the Borrower, the Servicer or MCM Capital Group shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower, the Servicer or MCM Capital Group and shall not be discharged within sixty (60) days of appointment; or the Borrower, the Servicer or MCM Capital Group shall institute (by petition, application, answer, consent or otherwise) any insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower, the Servicer or MCM Capital Group; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower, the Servicer or MCM Capital Group and such shall remain unstayed or undismissed for sixty (60) days; or

          (g) a voluntary petition naming the Borrower, the Servicer or MCM Capital Group, as debtor, is filed under the United States Bankruptcy Code, or an involuntary petition naming the Borrower, the Servicer or MCM Capital Group, as debtor, is filed under the United States Bankruptcy Code and such involuntary petition shall remain undismissed for sixty (60) days; or

          (h) any representation or warranty made by the Borrower in this Agreement shall prove to have been incorrect in any material respect or any representation or warranty by the Borrower (or any of its officers) in any Borrowing Request, or in any other certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall not satisfy the standard applicable to such representation or warranty as set forth in SECTION 5.11 of this Agreement in any material respect when made; or

          (i) the rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $50,000 (unless the payment of such judgment in excess of $50,000 is fully insured) and such judgment, decree or order remains unsatisfied and unstayed for more than sixty (60) days; or

          (j) the rendering against the Servicer or MCM Capital Group of a final judgment, decree or order for the payment of money in excess of $250,000 (unless the payment of such judgment in excess of $250,000 is fully insured) which materially and adversely affects the ability of the Servicer or MCM Capital Group to perform its obligations under the Loan Documents to which it is a party and such judgment, decree or order remains unsatisfied and unstayed for more than sixty (60) days; or

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
          (k) a default or breach under any other Loan Document (other than the Servicing Agreement) or a Termination Event under the Servicing Agreement; or

          (l) any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan of MCM Capital Group, the Borrower or the Servicer or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by the Lender; or any such Plan shall have been terminated, or a trustee shall have been appointed by an appropriate United States District Court to administer any such Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any such Plan; or

          (m) the Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or shall sell, assign, transfer or otherwise dispose of all or any part of its assets (whether in one transaction or in a series of transactions) other than as permitted in accordance with SECTION 3.4; or

          (n) the Servicer or MCM Capital Group shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course; or

          (o) the Servicer or MCM Capital Group shall sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) which materially and adversely affects the Loan Collateral or the ability of MCM Capital Group or the Servicer to perform its obligations under the Loan Documents to which it is a party; or

          (p) the Borrower, the Servicer or MCM Capital Group shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax or tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued (other than with respect to any taxes or tax deficiencies which are being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor); or

          (q) a default under any note, agreement or other evidence of indebtedness or similar obligation of the Borrower (other than a default whose breach is elsewhere in this SECTION 8.1 specifically dealt with) or under any instrument under which such evidence of indebtedness or similar obligation has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness or other instrument; or

          (r) a continuing default in the payment of $100,000 or more under any note, agreement or other evidence of indebtedness or similar obligation of the Servicer or MCM Capital Group evidencing indebtedness (other than a default whose breach is elsewhere in this SECTION 8.1 specifically dealt with) or under any instrument under which such evidence of indebtedness or similar obligation has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness or other instrument; or

          (s) a Change of Control shall occur; or

          (t) a Change of Key Management shall occur at a time when the aggregate outstanding principal balance of the Loans is $20,000,000 or more and one hundred eighty (180) days shall have passed after the occurrence of such Change of Key Management; PROVIDED, HOWEVER, if a Change of Key Management involves only Carl C. Gregory III or James Brandon Black (and not both Carl C. Gregory III and James Brandon Black), then such Change of Key Management shall not be an Event of Default if, within the above-described 180-day period, a new officer shall be employed to replace Carl C. Gregory III or James Brandon Black, as applicable, which new replacement officer is reasonably acceptable to the Lender; or

          (u) a material adverse change shall occur in the financial, business or operational condition of the Borrower as compared to the status of the Borrower as of the date of this Agreement; or

          (v) a material adverse change shall occur in the financial, business or operational condition of the Servicer or MCM Capital Group as compared to the status of the Servicer or MCM Capital Group as of the date of this Agreement, which material adverse change materially impacts the ability of the Servicer or MCM Capital Group to perform its obligations under any Loan Document to which it is a party.

          (w) as of the last day of any two (2) consecutive Test Periods (excluding the two (2) Test Periods immediately following the Borrowing Date for the initial Loan made under this Agreement), the actual Asset Pool Proceeds received and distributed pursuant to SECTION 2.8 as of the last day of such two (2) Test Periods for all Asset Pools (on a combined basis) is less than eighty-five percent (85%) of the Asset Pool Proceeds projected to be collected and distributed pursuant to SECTION 2.8 by the Borrower for such Asset Pools (on a combined basis) as of the last day of such two (2) Test Periods in the bid packages submitted by the Borrower as a part of the Accepted Borrowing Requests for such Asset Pools; or

          (x) any of the following shall occur: (i) entry of a court order which enjoins, restrains or in any way prevents the Borrower, the Servicer or MCM Capital Group from conducting all or any material part of its business affairs in the ordinary course of business, or (ii) withdrawal or suspension of any license required for the conduct of any material part of the business of the Borrower, the Servicer or MCM Capital Group, or (iii) any asset of the Borrower is subject to an order or writ granting a motion or action to replevy, sequester, garnish, attach or levy against such asset, or (iv) any assets of the Servicer or MCM Capital Group having a fair market value of $500,000 or more in the aggregate are subject to an order or writ granting a motion or action to replevy, sequester, garnish, attach or levy against such assets and such order or writ remains undismissed or unstayed for sixty (60) days.

          SECTION 8.2 RIGHTS AND REMEDIES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. Upon the occurrence and continuation of an Event of Default or at any time thereafter until such Event of Default is remedied or waived to the written satisfaction of the Lender, the Lender may exercise any or all of the following rights and remedies with respect to outstanding Loans:

          (a) by notice to the Borrower, declare the entire unpaid principal amount of all Notes, or any of them, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement to be forthwith due and payable whereupon such Note or Notes, as the case may be, all such accrued interest, all such amounts and all Contingent Payments (to the extent funds are available therefor in accordance with SECTION 2.8) shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

          (b) terminate the existing Servicing Agreement and enter into a new servicing agreement with a replacement servicer selected by the Lender in its sole discretion, to service and collect all or any part of the Loan Collateral, with such replacement servicer acting in its own name, but on behalf of the Borrower and/or the Lender and taking direction solely and exclusively from the Lender, with such replacement servicing agreement containing such terms and conditions, including as to the servicing fee which shall be payable to such replacement servicer, as shall be acceptable to the Lender in its reasonable discretion and with payments of the servicing fee to such replacement servicer being made in the order of priority specified in SECTION 2.8 of this Agreement for payment of the Servicing Fee to the Servicer;

          (c) direct the Servicer then in place to take all steps necessary to collect or otherwise liquidate the Loan Collateral in accordance with such procedures and for such sale prices as the Lender shall specify and apply all Asset Pool Proceeds resulting therefrom in accordance with SECTION 2.8, provided that each Asset Pool shall be deemed to have an Asset Pool Shortfall Amount in an amount equal to the unpaid principal balance of, and all accrued interest on, the related Loan therefor; and

          (d) exercise and enforce any and all rights and remedies available to the Lender under any Loan Document or otherwise by law or agreement, including, without limitation, against any or all Loan Collateral securing payment of outstanding Loans;

PROVIDED, HOWEVER that (i) except as expressly provided in the Servicing Agreement, no Servicing Fee shall be payable with respect to any Asset Pool Proceeds received as a result of any actions specified above if the Lender effects collection thereof without the assistance of the Servicer and (ii) no Asset Pool Proceeds shall be paid to the Borrower pursuant to SECTION 2.8(F),
(J) or (L) with respect to any Asset Pool until all Loan Costs and all outstanding Loans, together with all interest thereon, shall have been paid in full, whereupon all remaining Asset Pool Proceeds for each Asset Pool shall be distributed in accordance with the provisions of SECTION 2.8.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in SECTION 8.1(G), the entire unpaid principal amount of all Notes, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement (including Contingent Payments) shall be immediately due and payable without presentment, demand, protest or notice of any kind.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.2 AMENDMENTS, REQUESTED WAIVERS, ETC. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender. Any waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          SECTION 9.3 SEVERABILITY CLAUSE. Any part, provision representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

          SECTION 9.4 NOTICES. Any notices, consents, directions, demands or other communications given under this Agreement (unless otherwise specified herein) shall be in writing and shall be deemed to have been duly given when delivered in person or by overnight delivery at, or telecopied to the respective addresses or telecopy numbers, as the case may be, set forth below (or to such other address or telecopy numbers as either party shall give notice to the other party pursuant to this SECTION 9.4):

          If to the Borrower:

          MRC Receivables Corporation
          5775 Roscoe Court
          San Diego, California 92123
          Attention: General Counsel
          Telephone: (858) 309-6960
          Telecopy: (858) 309-6977

          If to the Lender:

          CFSC Capital Corp. VIII
          12700 Whitewater Drive
          Minnetonka, MN 55343
          Attention: Jon Taxdahl
          Telephone: (952) 984-3469
          Telecopy: (952) 984-3898

          SECTION 9.5 REIMBURSEMENT OF THE LENDER'S COSTS AND EXPENSES.

          (a) OUT-OF-POCKET COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE PREPARATION, EXECUTION AND DELIVERY OF THE LOAN DOCUMENTS AND THE WARRANT DOCUMENTS. The Borrower and the Lender agree that all out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, execution and delivery of the Loan Documents and the Warrant Documents, including, without limitation, legal fees and expenses of counsel, UCC searches, recording fees, and other similar expenses paid or incurred by the Lender, shall constitute Purchase Expenses with respect to the initial Asset Pool purchased by the Borrower, and the Lender shall be reimbursed for all such out-of-pocket costs and expenses from Loan proceeds made available for purchase of such Asset Pool; PROVIDED, HOWEVER, in the event that the Borrower does not submit any Borrowing Requests to the Lender during the first twelve (12) months following the execution of this Agreement or all of the Borrowing Requests submitted by the Borrower during the first twelve (12) months following the execution of this Agreement are rejected by the Lender, then the Borrower will reimburse the Lender for fifty percent (50%) of the legal fees and expenses incurred by the Lender to its outside counsel in connection with the preparation, execution and delivery of the Loan Documents and the Warrant Documents.

          (b)  OUT-OF-POCKET  COSTS  AND  EXPENSES  INCURRED  BY THE  LENDER  IN
     CONNECTION WITH ADMINISTERING, AMENDING, DOCUMENTING, RECORDING, FILING, INSURING OR ENFORCING THE LOAN DOCUMENTS OR THE LOAN COLLATERAL AFTER FUNDING. All out-of-pocket costs and expenses incurred by the Lender in connection with administering, amending, documenting, recording, filing, perfecting, maintaining, insuring or enforcing any Loan Document or any Loan Collateral which are incurred after funding of the related Loan shall constitute Loan Costs with respect to the related Asset Pool for which they were incurred (or pro rata among all Asset Pools if not attributable to one such Asset Pool) and shall be payable as such in accordance with SECTION 2.8.

          SECTION 9.6 INDEMNITY. In addition to the payment of out-of-pocket costs and expenses pursuant to SECTION 9.5, the Borrower agrees to indemnify, defend and hold harmless the Lender and each of its respective participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents (the "Indemnitees"), from and against (i) to the extent not included as Purchase Expenses, any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of any Loans and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitations, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with, the making of any Loans or entering into this Agreement or any other Loan Documents or the use or intended use of the proceeds of the Loans or the collection of Assets, excepting, however, from the foregoing any such liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses resulting from collection actions undertaken by the Lender, or by a replacement servicer appointed by the Lender,

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
or the willful misconduct or gross negligence of an Indemnitee. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and reasonably satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner reasonably directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities contemplated hereby which is permissible under applicable law. The obligations of the Borrower under this SECTION 9.6 shall survive termination of this Agreement.

          SECTION 9.7 EXECUTION IN COUNTERPARTS. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

          SECTION 9.8 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

          (a) GOVERNING LAW. Except as otherwise provided in the Security Agreement, the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

          (b) JURISDICTION. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any federal court sitting in Minneapolis or St. Paul, Minnesota, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing of copies of such process, by certified mail, return receipt requested, to the Borrower at its addresses specified in SECTION 9.4 above. To the extent permitted by applicable law, and without limiting any right to appeal, the Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this SECTION 9.8(B) shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

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
          (C) WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

          SECTION 9.9 INTEGRATION. This Agreement comprises the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings.

          SECTION 9.10 AGREEMENT EFFECTIVENESS. This Agreement shall become effective upon delivery of fully executed counterparts hereof to each of the parties hereto.

          SECTION 9.11 HEADINGS DESCRIPTIVE. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          SECTION 9.12 ASSIGNMENT. This Agreement shall be binding upon the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Lender. The Lender hereby expressly reserves the right, without any prior notice to or consent of the Borrower, the Servicer or MCM Capital Group, to (i) sell, transfer, assign and convey to any Permitted Lender Affiliate (defined below) any or all of its rights or obligations under this Agreement or under the other Loan Documents with respect to any Loan or Note, (ii) enter into any "swap" arrangement in the ordinary course of business with respect to any Loan or Note so long as such "swap" arrangement is guaranteed by Lender's Parent Corporation, and (iii) sell undivided participating interests in or with respect to any or all of its rights or obligations under this Agreement or under the other Loan Documents or with respect to any Loan or Note so long as the Lender shall at all times have primary liability with respect to the Lender's obligations under this Agreement and the other Loan Documents and the Borrower, the Servicer and MCM Capital Group shall only be required to deal with the Lender with respect to this Agreement and the other Loan Documents. In addition, in the event that the Lender has terminated the Servicing Agreement with the Servicer as a result of a Termination Event, the Lender hereby expressly reserves the right to sell, transfer, assign and convey to any Person any or all of its rights or obligations under this Agreement or under the other Loan Documents. Except as permitted above in this SECTION 9.12, the Lender will not sell, transfer, assign or convey its rights or obligations under the Agreement and the other Loan Documents without the prior written consent of the Borrower. As used in this
SECTION 9.12, the term "Permitted Lender Affiliate" means any Subsidiary of Lender's Parent Corporation.

          SECTION 9.13 ADVICE FROM INDEPENDENT COUNSEL. The parties hereto understand that this Agreement is a legally binding agreement that may affect such party's rights. Each party hereto represents to the other that it has

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received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

          SECTION 9.14 JUDICIAL INTERPRETATION. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

          SECTION 9.15 USE OF LENDER'S NAME. The Borrower hereby agrees that, except as may be required by applicable law or legal proceedings, neither the Borrower nor the Servicer shall refer to or use the name "CFSC Capital Corp. VIII" or any of the other names referred to in EXHIBIT F, or any such name in any manner in any collection or enforcement activities with respect to any Asset or in any advertising, printed material, electronic medium or other medium, without first obtaining the Lender's prior written consent. The Lender shall have no obligation to give any such written consent and may withhold the same in its sole and absolute discretion.

          SECTION 9.16 CONFIDENTIALITY OF INFORMATION. The Borrower and the Lender agree that the terms of the transaction set forth in this Agreement and the Loan Documents, along with the form of this Agreement and the Loan Documents and all information regarding one or more Asset Pools in connection with a Borrowing Request and all confidential, proprietary and non-public information regarding MCM Capital Group, the Servicer, the Borrower and their respective subsidiaries and affiliates and their business operations, procedures, methods and plans (together with all notes, analysis, compilations, studies and other documents, whether prepared by the Borrower, the Lender, MCM Capital Group, the Servicer and their respective subsidiaries and affiliates, others, which contain or otherwise reflect such information (collectively, the "CONFIDENTIAL INFORMATION") shall be considered confidential. Therefore, the Borrower and the Lender agree not to disclose any Confidential Information to any Person, except for affiliates of the Borrower or the Lender, as the case may be, nor provide copies of the Loan Documents, or earlier drafts of such Loan Documents, to any person, except for affiliates of the Borrower or the Lender, provided, however, that the Borrower and the Lender may disclose any such Confidential Information
(i) to any party contemplated in this Agreement for purposes contemplated hereunder (including to any permitted assignee of any such parties' rights) provided that such party shall be informed of the confidential nature of the Confidential Information and shall agree to maintain its confidentiality in accordance with this SECTION 9.16; (ii) to the directors, employees, auditors, counsel or affiliates of the Lender or the Borrower, each of whom shall be informed of the confidential nature of the Confidential Information; (iii) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party; PROVIDED, HOWEVER, any filings or other disclosures made to the Securities and Exchange Commission or any similar regulatory authority shall not disclose the name of the Lender's Parent Corporation and shall disclose only the general range of the Servicing Fees applicable under this Agreement or the other Loan Documents (or to the extent copies of any of the Loan Documents are submitted, such copies shall be redacted to not disclose the name of the Lender's Parent Corporation and not disclose the actual Servicing Fees applicable under the Agreement or the other Loan Documents, except to the extent that the Securities and Exchange Commission or such similar regulatory expressly requires, by a written direction to MCM Capital Group, that such information be disclosed, (iv) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party; PROVIDED, HOWEVER, any filings or other disclosures made to the Securities and Exchange Commission or any similar regulatory authority shall not disclose the name of the Lender's Parent Corporation and shall disclose only the

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general range of Servicing  Fees  applicable  under this  Agreement or the other
Loan Documents (or to the extent copies of any of the Loan Documents are submitted, such copies shall be redacted to not disclose the name of the
Lender's  Parent   Corporation  and  not  disclose  the  actual  Servicing  Fees applicable under the Agreement or the other Loan Documents, except to the extent that the Securities and Exchange Commission or such similar regulatory expressly requires, by a written direction to MCM Capital Group, that such information be disclosed, or (v) in the event any such party is legally compelled (by
interrogatories,   requests  for   information   or  copies,   subpoena,   civil
investigative demand or similar process) to disclose any such Confidential Information. This SECTION 9.16 shall be inoperative as to those portions of the Confidential Information which are or become generally available to the public or to the Lender on a non-confidential basis from a source other than the Borrower or were known to the Lender on a non-confidential basis prior to its disclosure by the Borrower.

          SECTION 9.17 EFFECTIVE DATE AND TERMINATION. This Agreement shall become effective upon execution and shall remain in force until the later of (i) the full performance of all obligations of the Borrower hereunder (including but not limited to the payment in full of all principal and interest with respect to all Loans and all Contingent Payments), and (ii) the Facility Termination Date.

                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        MRC RECEIVABLES CORPORATION


                                        By
                                           -------------------------------------
                                        Its
                                           -------------------------------------


                                        CFSC CAPITAL CORP. VIII


                                        By
                                           -------------------------------------
                                        Its
                                           -------------------------------------

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